Exhibit 3.2

THIRD AMENDED AND RESTATED

BY-LAWS

OF

THE GENLYTE GROUP INCORPORATED

ARTICLE I

OFFICES

SECTION 1.  Delaware Office.  The office of The Genlyte Group Incorporated (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2.  Other Offices.  The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.  Place of Meetings.  All meetings of holders of shares of capital stock of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

SECTION 2.  Annual Meetings.  An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting (an “Annual Meeting”) shall be held on such date and at such time as may be fixed by the Board.  If the Annual Meeting shall not be held on the day designated, the Board shall call a special meeting of stockholders as soon as practicable for the election of directors.

SECTION 3.  Special Meetings.  Special meetings of stockholders, unless otherwise provided by law, may be called at any time by the Board or by the President pursuant to a resolution adopted by a majority of the then authorized number of directors (as determined in accordance with Section 2 of Article III of these Amended and Restated By-laws, as they may be amended from time to time (these “By-laws”)).  Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

SECTION 4.  Notice of Meetings.  Except as otherwise may be required by law, notice of each meeting of stockholders, whether an Annual Meeting or a special meeting, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is an Annual Meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than 10 nor more than 60 days before the date of said meeting, to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be directed to such stockholder at his address as it appears on the stock records of the Corporation, unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address.  Notice of an adjourned meeting need not be given if the time and place to which the meeting is to be adjourned was announced at the meeting at which the adjournment was taken, unless (i) the adjournment is for more than 30 days or (ii) the Board shall fix a new record date for such adjourned meeting after the adjournment.

SECTION 5.  Quorum.  At each meeting of stockholders of the Corporation, the holders of shares having a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote thereat shall be present or represented by proxy to constitute a quorum for the transaction of business, except as otherwise provided by law.

SECTION 6.  Adjournments.  In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy.  At any such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting or originally called if a quorum had been present or represented by proxy thereat.

SECTION 7.   Reserved.

SECTION 8.  Voting.  Except as otherwise provided in the Second Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time (the “Certificate of Incorporation”) or in a resolution of the Board of Directors adopted pursuant to the Certificate of Incorporation establishing a series of Preferred Stock of the Corporation (“Preferred Stock”), at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these By-laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.  At each meeting of stockholders, all matters (except as otherwise provided in Section 3 of Article III of these By-Laws and except in cases where a larger vote is required by law or by the Certificate of Incorporation of the Corporation or these By-laws) shall be decided by a majority of the votes cast at such meeting by the holders of shares of capital stock present or represented by proxy and entitled to vote thereon, a quorum being present.

SECTION 9.  Consent of Stockholders in Lieu of Meeting.  Unless otherwise provided in the Certificate of Incorporation or by law, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this bylaw to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section 9.

ARTICLE III

DIRECTORS

SECTION 1.  Powers.  The business of the Corporation shall be managed under the direction of the Board.  The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

SECTION 2.  Number, Election and Terms.  The authorized number of directors may be determined from time to time by a vote of a majority of the then-authorized number of directors; provided, however, that such number initially shall be two; and provided, further, that such number shall not be less than a minimum of one nor more than a maximum of fifteen; and provided, further, that such number and such minimum and maximum may be increased or decreased pursuant to resolution of the Board, adopted pursuant to the Certificate of Incorporation of the Corporation, establishing any series of Preferred Stock.  Except as otherwise provided in the Certificate of Incorporation of the Corporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director.  Any director elected in accordance with the preceding sentence shall hold office until the next Annual Meeting and until such director’s successor shall have been duly elected and qualified.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

SECTION 3.  Nominations of Directors; Elections.  Nominations for the election of directors may be made by the Board or a committee appointed by the Board, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in this Section 3.  Directors shall be at least 21 years of age.  Directors need not be stockholders.  At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

SECTION 4.  Place of Meetings.  Meetings of the Board shall be held at the Corporation’s office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

SECTION 5.  Regular Meetings.  Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine.  Notice of regular meetings of the Board need not be given except as otherwise required by these By-laws.

SECTION 6.  Special Meetings.  Special meetings of the Board may be called by the President and shall be called by the Secretary at the request of any two of the other directors.

SECTION 7.  Notice of Meetings.  Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone on 24 hours’ notice.

SECTION 8.  Quorum and Manner of Acting.  The presence of at least a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.  If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  Except where a different vote is required or permitted by law or these By-laws or otherwise, the act of a majority of the directors present at any meeting at which a quorum shall be present shall be the act of the Board.  Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the directors shall be filed with the minutes of the proceedings of the Board.  Any one or more directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall be deemed to constitute presence in person at a meeting of the Board.

SECTION 9.  Resignation.  Any director may resign at any time by giving written notice to the Corporation; provided, however, that written notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 10.  Removal of Directors.  Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SECTION 11.  Compensation of Directors.  The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES OF THE BOARD

SECTION 1.  Appointment and Powers of Executive Committee.  The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Executive Committee of the Board which shall consist of such number of members as the Board shall determine.  Except as provided by Delaware law, during the interval between the meetings of the Board, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of all the business and affairs of the Corporation (except the matters hereinafter assigned to any other Committee of the Board), in such manner as the Executive Committee shall deem in the best interests of the Corporation in all cases in which specific directions shall not have been given by the Board.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of the committee present at a meeting at which a quorum shall be present shall be the act of the committee.  Either the President or the Chairman of the Executive Committee may call the meetings of the Executive Committee.

SECTION 2.  Reserved.

SECTION 3.  Committees.  The Board may, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute an Audit Committee, a Compensation Committee and such other committees of the Board as the Board may determine.  Such committees shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers as the Board may delegate to them, in the respective resolutions appointing them.  Each such committee may determine its manner of acting and fix the time and place of its meeting, unless the Board shall otherwise provide.  A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the act of a majority of the members of such committee present at a meeting at which a quorum shall be present shall be the act of the committee.

SECTION 4.  Action by Consent; Participation by Telephone or Similar Equipment.  Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action.  The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee.  Unless the Board shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.  Participation by such means shall constitute presence in person at a meeting of the committee.

SECTION 5.  Changes in Committees; Resignations; Removals.  The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board.  Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board called for that purpose.

ARTICLE V

OFFICERS

SECTION 1.  Number and Qualification.  The Corporation shall have such officers as may be necessary or desirable for the business of the Corporation.  There shall be elected by the Board of Directors persons having the titles and exercising the duties (as prescribed by these By-laws or by the Board) of the Chairman of the Board, President, Vice President, Treasurer and Secretary, and such other persons having such other titles and such other duties as the Board may prescribe.  The same person may hold more than one office.  The Chairman of the Board shall be elected from among the directors.  The President may appoint one or more deputy, associate or assistant officers, or such other agents as may be necessary or desirable for the business of the Corporation.  In case one or more deputy, associate or assistant officers shall be appointed, the officer such appointee assists may delegate to him the authority to perform such of the officer’s duties as the officer may determine.  Unless otherwise determined by the Board, the officers of the Corporation shall be elected by the Board at the annual meeting of the Board, and shall be elected to hold office until the next succeeding annual meeting of the Board.  In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board.  Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal.

SECTION 2.  Resignations.  Any officer may resign at any time by giving written notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.  Removal.  Any officer or agent may be removed, either with or without cause, at any time, by the Board at any meeting called for that purpose; provided, however, that the President may remove any agent appointed by him.

SECTION 4.  Vacancies.  Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

SECTION 5.  Chairman of the Board.  The Chairman of the Board shall, if present, preside at all meetings of the Board and of the stockholders.  He shall perform the duties incident to the office of the Chairman of the Board and all such other duties as are specified in these By-laws or as shall be assigned to him from time to time by the Board.

SECTION 6.  President.  The President shall be the chief executive officer of the Corporation.  In the absence of the Chairman of the Board or if there shall be no such officer, the President shall preside at all meetings of the stockholders and of the Board of Directors at which he is present.  He shall have, under the control of the Board, general supervision and direction of the business and affairs of the Corporation.  He shall at all times see that all resolutions or determinations of the Board are carried into effect.  He may from time to time appoint, remove or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation) and have such advisory duties, as he shall determine.  He shall perform the duties incident to the office of the President and all such other duties as are specified in these By-laws or as shall be assigned to him from time to time by the Board.

SECTION 7.  Vice President.  Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by a resolution of a majority of the Board of Directors.  In the absence of a President, the duties of a President shall be performed and his powers may be exercised by such Vice President as may be designated by the President or, failing such designation, such duties shall be performed and such power may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

SECTION 8.  Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables to the credit of the Corporation in such depositaries as may be designated pursuant to these By-laws, shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all his transactions as Treasurer.  He shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Treasurer reports.

SECTION 9.  Secretary.  The Secretary shall, if present, act as secretary of, and keep the minutes of all meetings of the Board, the Executive Committee and other committees of the Board and the stockholders in one or more books provided for that purpose, shall see that all notices are duly given in accordance with these By-Laws and as required by law, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal.  He shall, in general, perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him from time to time by the President or such other officer to whom the Secretary reports.

SECTION 10.  Additional Officers.  The Board of Directors may by resolution appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.  The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.  Any such officer or agent may remove any such subordinate officer or agent appointed by him, with or without cause.

SECTION 11.  Bonds of Officers.  If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.

SECTION 12.  Salaries.  The salaries of all officers and agents of the Corporation shall be fixed by the Board.  No officer shall be prevented from receiving any such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

SECTION 1.  Contracts.  The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

SECTION 2.  Checks, etc.  All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

SECTION 3.  Loans.  No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances.  All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

SECTION 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation, in such banks, trust companies or other depositaries as may be selected by or in the manner designated by the Board.  The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Certificate of Incorporation or these By-Laws, as they may deem advisable.

ARTICLE VII

CAPITAL STOCK

SECTION 1.  Stock Certificates.  The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation.  Any of or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

SECTION 2.   List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared or made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting for the duration thereof, and may be inspected by any stockholder of the Corporation who is present.

SECTION 3.   Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 4.  Transfers of Capital Stock.  Shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares.

SECTION 5.  Lost Certificates.  The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.  Fixing of Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distributions or allotments of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

FISCAL YEAR

The Corporation’s fiscal year shall coincide with the calendar year.

ARTICLE IX

SEAL

The Corporation’s seal shall be circular in form and shall include the words “THE GENLYTE GROUP INCORPORATED, Delaware, 1985, Seal”.

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required by law, the Certificate of Incorporation or these By-laws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before or after the time stated in such written waiver, shall be deemed equivalent to such notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE XI

AMENDMENTS

These By-laws may be amended or repealed, and new By-laws adopted, by the Board, but the stockholders entitled to vote may adopt additional By-laws and may amend or repeal any bylaw whether or not adopted by them.